Exhibit 10.4

SUPERIOR DRILLING PRODUCTS, INC.
AWARD OF RESTRICTED STOCK

In this Award, Superior Drilling Products, Inc. (the “Company”) grants to [name] (the “Participant”), Restricted Stock under the Superior Drilling Products, Inc. 2015 Long Term Incentive Plan (“Plan”). This Award of Restricted Stock is governed by the terms of this Award document and the Plan. All capitalized terms not defined in this Award shall have the meaning of such terms as provided in the Plan.

1.            The “Date of Grant” is _____________.

2.            The total number of shares of Restricted Stock granted is _______________.

3.            The Vesting Dates for the Restricted Stock granted in this Award are as follows:

Subject to item 4 below, Participant shall not become vested in any of the Restricted Stock granted unless he or she is continuously providing Services to the Company or an Affiliate from the Date of Grant through the applicable Vesting Date, and Participant may not sell, assign, transfer, exchange, pledge, encumber, gift, devise, hypothecate or otherwise dispose of any Restricted Stock until such Restricted Stock become Vested as provided herein. The transfer restrictions and substantial risk of forfeiture imposed in the foregoing sentence shall lapse on the following applicable dates (each a “Vesting Date”): as to 33.3% of the Restricted Stock on the Date of Grant and 33.3% of the Restricted Stock on the first anniversary of the Date of Grant and 33.4% on the second anniversary of the Date of Grant. The Restricted Stock as to which such restrictions so lapse are referred to as “Vested.”

4.            Other Vesting Events are as follows:

Notwithstanding the foregoing vesting schedule in item 3, the Restricted Stock will be 100% Vested upon any one of the following “Vesting Events” if the event occurs while the Participant is continuously providing Services to the Company or an Affiliate from the Grant Date through the Vesting Date: (a) Participant’s termination of employment with the Company and its Affiliates or any successor thereto due to death or Disability or (b) upon the date of a Change in Control. The date of the Participant’s termination of employment with the Company and its Affiliates on account of one of the Vesting Events shall be the Vesting Date for purposes of this Award, and the date of a Change in Control shall be the Vesting Date in the event of a Change in Control.

5.            Other Terms and Conditions:

(a)                No Fractional Shares. All provisions of this Award concern whole shares of Stock. If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share.

(b)               Not an Employment or Service Agreement. This Award is not an employment agreement, and this Award shall not be, and no provision of this Award shall be construed or interpreted to create any right of Participant to continue employment with or provide Services to the Company or any of its Affiliates.

(c)                Independent Tax Advice and Acknowledgments. Participant has been advised and Participant hereby acknowledges that he or she has been advised to obtain independent legal and tax advice regarding this Award, the grant of the Restricted Stock and the disposition of such shares, including, without limitation, the election available under Section 83(b) of the Internal Revenue Code. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions of the Plan and this Award.

(d)               Notices. All notices under this Award shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their signatures below or at such other address as may be designated in writing by either of the parties to one another. Notices shall be effective upon receipt.

(e)                No Guarantee of Tax Consequences, Legal Consult. The Company and the Committee make no commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Award.

(f)                Severability. In the event that any provision of this Award shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Award, and the Award shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

(g)               Supersedes Prior Agreements. This Award shall supersede and replace all prior agreements and understandings, oral or written, between the Company and the Participant regarding the grant of the Restricted Stock covered by this Award.

(h)               Counterparts. This Award may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

The Restricted Stock granted hereunder will be subject to all applicable federal, state and local taxes domestic and foreign taxes and withholdings required by law. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Award.

PARTICIPANT: Name

Signature: ______________________________

Date: ___________________

SUPERIOR DRILLING PRODUCTS, INC.

By:_____________________________________

Date: ___________________